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                                                                     Exhibit 5.2


INTERNAL REVENUE SERVICE                          DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P.O. Box A-3417 DPN20-6
CHICAGO, IL 60690

                                     Employer Identification Number:
                                       39-1365327
Date: March 6, 1995                  File Folder Number:
                                       390003152
F&M BANCORPORATION, INC.             Person to Contact:
C/O MCCARTY, CURRY,                     TECHNICAL SCREENER
WYDEVEN, PEETERS & HAAK
120 E. FOURTH ST.,                   Contact Telephone Number:
P.O. BOX 860                           (312) 435-1040
KAUKAUNA, WI 54130-0860              Plan Name:
                                       EMPLOYEE'S RETIREMENT AND SAVINGS
                                       PLAN
                                     Plan Number: 002



Dear Applicant:

     We have made a favorable determination on you plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continue qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination letter is applicable for the amendment(s) adopted on October 25, 1994.

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.





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F&M BANCORPORATION, INC.


     This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a general test described in the regulations.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of
Section 410(b) of the Code.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                           Sincerely yours,

                                                 /s/

                                           Marilyn W. Day
                                           District Director



Enclosures
Publication 794
Reporting & Disclosure Guide
  for Employee Benefit Plans